As filed with the Securities and Exchange Commission on February 13 , 2012	File No. 333-176298

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-1/A Pre-Effective Amendment No. 3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Stratus Media Group, Inc. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7900 (Primary Standard Industrial Classification Code Number)	86-0776876 (I.R.S. Employer Identification No.)

3 East De La Guerra Street Santa Barbara, California 93101 (805) 884-9977 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Paul H. Feller
Stratus Media Group, Inc.
3 East De La Guerra Street
Santa Barbara, California 93101
(805) 884-9977
(Name, address, including zip code and telephone
number, including area code, of agent for service)

Copies to: David L. Ficksman TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067
Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY PARAGRAPH

This Amendment No. 3 to Form S-1 is being filed solely to include Exhibit 5.1 which was erroneously omitted from the previous filing.  No other changes apply. Therefore, only the cover page, signature page and Exhibit 5.1 are being filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in Los Angeles, California, on February 13, 2012.

STRATUS MEDIA GROUP, INC.

By:	/s/ Paul Feller
Paul Feller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul Feller his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul Feller	President, Chief Executive Officer and	February 13, 2012
Paul Feller	Director (Principal Executive Officer)

/s/ John Moynahan	Chief Financial Officer (Principal	February 13, 2012
John Moynahan	Financial Officer)

/s/ Charles Bearchell	Chief Accounting Officer (Principal	February 13, 2012
Charles Bearchell	Accounting Officer)

/s/ Glenn Golenberg	Director	February 13, 2012
Glenn Golenberg

/s/ Randall Cross	Director	February 13, 2012
Randall Cross

/s/ Michael Dunleavy, Sr.	Director	February 13, 2012
Michael Dunleavy, Sr.

/s/ Jerry Rubinstein	Director	February 13, 2012
Jerry Rubinstein

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Restated Articles of Incorporation of Titan (incorporated by reference from Form 10-SB (Film No. 98648988) filed by Titan with the Commission on June 16, 1998).

3.2	By-Laws of Titan as amended and restated on September 10, 1999 (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed October 1, 1999).

4.16	Certificate of Designations of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed May 27, 2011).

4.17	Certificate of Designations of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.02 to the Company’s Current Report on Form 8-K filed May 27, 2011).

4.18	Certificate of Designations of the Series E Convertible Preferred Stock (incorporated by reference to Exhibit 4.03 to the Company’s Current Report on Form 8-K filed May 27, 2011).

5.1*	Opinion of TroyGould PC.

10.1
Amendment to Agreement and Plan of Merger between Pro Sports & Entertainment, Inc. and Feris International, Inc. dated March 10, 2008 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 14, 2008).

10.2
Employment Agreement between Pro Sports & Entertainment, Inc. and Paul Feller dated January 1, 2007 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 14, 2008).

10.3
Strategic Investment Agreement between Stratus Media Group, Inc. and ProElite, Inc. dated October 9, 2009 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 22, 2009).

10.4
Amendment to Strategic Investment Agreement between Stratus Media Group, Inc. and ProElite, Inc. dated January 11, 2010 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 26, 2010).

10.5 **	Employment Agreement between Stratus Media Group, Inc. and William Kelly dated February 22, 2010.

10.6
Employment Agreement between Stratus Media Group, Inc. and John Moynahan dated November 1, 2010.  (Incorporated by reference to Exhibit 10.70 to the Company’s Report on Form 10-K filed on April 26, 2011).

10.7
Securities Purchase Agreement dated May 24, 2011 among Stratus Media Group, Inc. and the Selling Stockholders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 27, 2011).

10.8
Security Agreement dated May 24, 2001 among Stratus Media Group, Inc., Pro Sports & Entertainment, Inc. and Stratus Rewards, LLC on one hand, and Isaac Blech as collateral agent on the other hand (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 27, 2011).

10.9	Letter Agreement dated June 13, 2011 between Stratus Media Group, Inc. and ProElite, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 20, 2011)

23.1 **	Consent of Independent Registered Public Accounting Firm.

23.2 **	Consent of Independent Registered Public Accounting Firm.

23.4*	Consent of TroyGould PC (included in Exhibit 5.1).

*   Filed herewith
** Previously filed